Exhibit 99.1

FHLBANK TOPEKA ANNOUNCES 2023 FIRST QUARTER RESULTS

April 27, 2023 - FHLBank Topeka (FHLBank) is reporting net income of $84.8 million computed in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended March 31, 2023 compared to $50.4 million for the quarter ended March 31, 2022. The $34.4 million increase in net income for the current quarter was primarily a result of increases in net interest income and fluctuations in fair value of derivatives and trading securities, partially offset by increases in operating expenses driven by compensation and benefits and an increased allocation of funds available to members for affordable housing.

Net interest income increased $19.3 million for the quarter, from $85.1 million for the quarter ended March 31, 2022 to $104.4 million for the quarter ended March 31, 2023. The increase for the current quarter was due primarily to an increase in the average yield and balance of advances, partially offset by an increase in the cost of debt.

FHLBank expects to file its Form 10-Q for the quarter ended March 31, 2023 with the Securities and Exchange Commission (SEC) on or about May 11, 2023.

Operating Highlights
•Net interest income/margin: Net interest income increased $19.3 million to $104.4 million for the quarter ended March 31, 2023 compared to $85.1 million for the quarter ended March 31, 2022. The increase in net interest income resulted from higher rates and average balances on advances and investments, combined with the impact of higher interest rates on fair value hedges. Additionally, prepayments continued to slow on mortgage-related assets, which increased interest income due to less premium amortization between periods. Despite the increase in net interest income from higher rates and an increase in interest-earning assets, our net interest margin declined 10 basis points for the current quarter, from 0.66 percent for the quarter ended March 31, 2022 to 0.56 percent for the quarter ended March 31, 2023. This decline was due to compression in net interest spread between the yield on interest-earning assets and the cost of interest-bearing liabilities, primarily on our mortgage loan portfolio. The mortgage loan portfolio is fixed-rate and funded with a combination of callable debt, fixed-rate debt, and short-term debt, and the increase in funding costs between periods exceeded the increase in yield on the portfolio. Further, changes in balance sheet composition, notably an increase in advances as a percentage of total assets, has negatively impacted net interest margin. Advances are our lowest spread asset, so net interest margin declines as advance balances comprise a larger percentage of total assets.
•Total assets: Total assets increased from $72.0 billion as of December 31, 2022 to $74.8 billion as of March 31, 2023, driven by the $2.2 billion increase in advances between periods.
•Primary Mission Assets: Advances to members and housing associates and mortgage loans purchased from members are Primary Mission Assets because they are fundamental to the business and mission of FHLBank. The Primary Mission Asset ratio, as defined by the Federal Housing Finance Agency under its core mission achievement guidance, is calculated as average advances and average mortgage loans to average consolidated obligations (less certain U.S. Treasury securities), based on year-to-date averages. As of March 31, 2023 and December 31, 2022, our Primary Mission Asset ratio was 82 percent and 80 percent, respectively.
•Advances: Advances increased from $44.3 billion at December 31, 2022 to $46.5 billion at March 31, 2023, representing 62.1 percent of total assets as of March 31, 2023, compared to 61.5 percent as of December 31, 2022. The average balance of advances increased $18.5 billion, or 66.1 percent, for the three months ended March 31, 2023 when compared to the prior year period. Advance demand has increased as members' earning assets have grown and deposit outflows have increased throughout our district. Members have also increased advance utilization as a source of on-balance sheet liquidity and to manage funding costs in a rising interest rate environment. In March 2023, members increased their on-balance sheet liquidity due to market turmoil caused by the financial difficulties of multiple U.S. banks. FHLBank executed its mission by serving as a reliable source of liquidity and funding for members during this time.
•Mortgage loans: Mortgage loans held steady at $7.9 billion as of March 31, 2023 and December 31, 2022, representing 10.6 percent of total assets as of March 31, 2023, compared to 11.0 percent as of December 31, 2022. The average balance of mortgage loans decreased $0.2 billion, or 2.2 percent, for the three months ended March 31, 2023 when compared to the prior year period, but the interest income impact of this decrease was offset by lower premium amortization and originations at interest rates higher than that of the existing portfolio.
•Performance ratios: Return on average equity (ROE) increased to 8.96 percent for the quarter ended March 31, 2023 compared to 6.98 percent for the prior year quarter due to the increase in net income for the current quarter, partially offset by the increase in average capital.

Exhibit 99.1

•Dividends: The Class A Common Stock dividend rate of 3.75 percent per annum and the Class B Common Stock dividend rate of 8.75 percent per annum combined for a weighted average dividend rate for the quarter ended March 31, 2023 of 8.12 percent, which is 353 basis points above the average daily interest rate on reserve balances for the quarter.

Housing and Community Development Programs
FHLBank Topeka is excited to announce an anticipated 50 percent increase in our annual contribution to affordable housing and community development initiatives throughout Colorado, Kansas, Nebraska and Oklahoma in upcoming years.

The initial increase will begin in 2023 with our first-ever voluntary grant program for Native American tribes and Tribally Designated Housing Entities. As with our Affordable Housing Program (AHP) grants, this and any future voluntary grant programs will be funded in partnership with FHLBank members. Additional information on other anticipated new programs will be announced prior to their rollouts in 2024 and 2025.

This proposed increase is a direct result of the partnership we have with our members. Our mission is to make a difference by providing reliable liquidity and funding to help our members build strong communities.

Each year, FHLBank sets aside a portion of its profits for grants that support affordable housing. In 2023, FHLBank will offer, through its members, a minimum of $17.4 million in AHP grants for the purchase, construction or rehabilitation of housing for very low-, low- and moderate-income households. The maximum subsidy per project is $1,000,000 with a maximum subsidy per unit of $75,000. The AHP application period will open July 3, 2023.

Additionally, FHLBank Topeka will allocate a minimum of $8.6 million for its 2023 Homeownership Set-aside Program (HSP). The HSP, through FHLBank members, provides down payment and closing cost assistance of up to $7,500 per eligible household. A new program was launched in 2023 to address the disparity in housing costs in High-Cost Areas in our district. The High-Cost Area HSP was allocated $750,000 for down payment and closing costs of up to $15,000 per eligible household. Nearly 1,200 households may experience homeownership for the first time through our 2023 HSP and High-Cost Area HSP. The HSP and High-Cost Area HSP funding period opened on March 6, 2023.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of March 31, 2023 and December 31, 2022 and results of operations for the three months ended March 31, 2023 and 2022.

Non-GAAP Measures
Management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which are impacted by temporary fair value changes and other factors driven by market volatility, gains/losses on instrument sales, non-recurring transactions, or transactions that are considered unpredictable or non-routine that reduce comparability between periods.

A reconciliation of GAAP net income to adjusted income (a non-GAAP measure) for the three months ended March 31, 2023 and 2022 is calculated as follows:

	Quarter Ended
	03/31/2023	03/31/2022
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited
Net income, as reported under GAAP	$84,845	$50,395
AHP assessments	9,428	5,600
Income before AHP assessments	94,273	55,995
Derivative (gains) losses[1]	4,374	(63,828)
Trading (gains) losses	(8,984)	59,488
Prepayment/yield maintenance fees[2]	(7)	(3,724)
Total excluded items	(4,617)	(8,064)
Adjusted income (a non-GAAP measure)	$89,656	$47,931
_________
1    Consists of fair value changes on all derivatives and hedging activities excluding net interest settlements on economic hedges and price alignment amount.
2    Includes prepayment fees on advances and yield maintenance fees on debt securities.

Exhibit 99.1

A reconciliation of GAAP net interest income and GAAP net interest margin to adjusted net interest income and adjusted net interest margin (non-GAAP measures) for the three months ended March 31, 2023 and 2022 is calculated as follows:

	Quarter Ended
	03/31/2023	03/31/2022
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited
Net interest income, as reported under GAAP	$104,403	$85,075
(Gains) losses on derivatives qualifying for hedge accounting recorded in net interest income	(4,239)	(6,895)
Net interest settlements on derivatives not qualifying for hedge accounting	8,298	(10,374)
Prepayment/yield maintenance fees[1]	(7)	(3,724)
Adjusted net interest income (a non-GAAP measure)	$108,455	$64,082

Net interest margin, as calculated under GAAP for the period	0.56%	0.66%
Adjusted net interest margin (a non-GAAP measure)	0.59%	0.50%
_________
1    Includes prepayment fees on advances and yield maintenance fees on debt securities.

Adjusted ROE spread (a non-GAAP measure) for the three months ended March 31, 2023 and 2022 is calculated as follows:

	Quarter Ended
	03/31/2023	03/31/2022
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited
Average GAAP total capital	$3,838,944	$2,927,294
ROE, based upon GAAP net income	8.96%	6.98%
Adjusted ROE, based upon adjusted income (a non-GAAP measure)	9.47%	6.64%
Average overnight Federal funds effective rate	4.52%	0.12%
GAAP ROE as a spread to average overnight Federal funds effective rate	4.44%	6.86%
Adjusted ROE as a spread to average overnight Federal funds effective rate (a non-GAAP measure)	4.95%	6.52%

This earnings release contains certain supplemental financial information that has been determined by methods other than GAAP that management uses in the analysis of FHLBank’s financial performance. FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility, gains/losses on instrument sales, non-recurring transactions, or transactions that are considered unpredictable. FHLBank's business model is primarily one of holding assets and liabilities to maturity. However, FHLBank may engage in periodic instrument sales for liquidity purposes or to reduce its exposure to LIBOR-indexed instruments. FHLBank reports the following non-GAAP financial measures in the previous tables that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest income, (3) adjusted net interest margin, and (4) adjusted ROE. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

Exhibit 99.1

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risks or uncertainties and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in the general economy and capital markets, the rate of inflation or deflation, employment rates, housing market activity and pricing, the size and volatility of the residential mortgage market, geopolitical events, and global economic uncertainty; governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, our members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; external events, such as economic, financial, or political disruptions, and/or wars, pandemics, and natural disasters, including disasters caused by climate change, which could damage our facilities or the facilities of our members, damage or destroy collateral pledged to secure advances or mortgages held for portfolio, which could increase our risk exposure or loss experience; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; changes in the U.S. government's long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; soundness of other financial institutions, including FHLBank members, non-member borrowers, counterparties and the other FHLBanks; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity, including the effects of these factors on amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; the upcoming discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on FHLBank's LIBOR-based investments and contracts, and the collateral underlying advances to our members; changes in FHLBank's capital structure; FHLBank's ability to declare dividends or to pay dividends at rates consistent with past practices; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to manage cybersecurity risks and securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; and the ability of FHLBank to attract and retain skilled individuals, including qualified executive officers. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by reference to this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason to reflect events or circumstances after the date of this announcement.

Exhibit 99.1

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	03/31/2023	12/31/2022
Financial Position
Investments[1]	$19,831,466	$19,261,151
Advances	46,456,748	44,262,750
Mortgage loans held for portfolio, net	7,925,256	7,905,135
Total assets	74,838,195	71,992,842
Deposits	955,321	711,061
Consolidated obligations, net	69,487,247	67,281,244
Total liabilities	70,972,748	68,316,298
Total capital stock	2,662,089	2,507,709
Retained earnings	1,285,741	1,253,105
Total capital	3,865,447	3,676,544

Regulatory capital[2]	3,948,099	3,761,094

	Quarter Ended
	03/31/2023	03/31/2022
Results of Operations
Interest income	$837,799	$124,058
Interest expense	733,396	38,983
Net interest income before loan loss provision (reversal)	104,403	85,075
Provision (reversal) for credit losses on mortgage loans	(402)	(307)
Net gains (losses) on trading securities	8,984	(59,488)
Net gains (losses) on derivatives and hedging activities	(525)	46,563
Other income	3,154	3,416
Other expenses	22,145	19,878
Income before assessments	94,273	55,995
AHP assessments	9,428	5,600
Net income	84,845	50,395

Weighted average dividend rate[3]	8.12%	4.88%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.
3    Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Exhibit 99.1

Average Balances and Yields (dollar amounts in thousands):

	Quarter Ended
	03/31/2023		03/31/2022
	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Investments[1,2,3]	$20,589,014	4.72%	$16,040,469	0.79%
Advances[3]	46,539,507	4.68	28,022,749	0.55
Mortgage loans[4,5]	7,903,480	3.12	8,078,576	2.74
Other interest-earning assets	86,112	3.58	39,375	2.03
Total earning assets	$75,118,113	4.52%	$52,181,169	0.96%

Interest-bearing liabilities:
Deposits	$711,639	4.31%	$973,169	0.05%
Consolidated obligations[6]	69,900,092	4.21	47,929,239	0.33
Other borrowings	54,997	3.13	51,114	2.10
Total interest-bearing liabilities	$70,666,728	4.21%	$48,953,522	0.32%

Net interest spread		0.31%		0.64%

Net interest margin[7]		0.56%		0.66%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    The fair value adjustments on available-for-sale securities are excluded from the average balance for calculations of yield since the changes are adjustments to equity.
3    Interest income includes prepayment/yield maintenance fees.
4    Credit enhancement fee payments are netted against interest earnings on the mortgage loans.
5    Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.
6    Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
7    Net interest margin is defined as net interest income as a percentage of average earning assets.